EXHIBIT 10.5



                              EMPLOYMENT AGREEMENT
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         AGREEMENT, dated as of February 6, 2001, by and between EQUIDYNE
CORPORATION, a Delaware corporation (the "Company"), and Coburn Pharr (the "Executive").

                                W I T N E S E T H
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         WHEREAS, pursuant to an Offer Letter, dated December 11, 2000 (the
"December Offer Letter"), between the Company and the Executive, the Company has employed the Executive as Vice President of Operations; and

         WHEREAS, the Company and the Executive desire to modify and extend their employment arrangement and also designate him as Chief Operating Officer ("COO"), all upon and subject to the terms and conditions set forth in this Agreement.

         NOW, THEREFORE, in consideration of the foregoing and the covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, agree as follows:

         1.   Retention of Employment. The Company hereby agrees to continue the
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employ the Executive as Vice President of Operations and also as COO of the
Company, and the Executive hereby accepts such employment, all upon and subject to the terms and conditions hereinafter set forth.

         2.   Term. The term (the "Term") of the employment under this Agreement
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shall be for an initial period from the date hereof through and terminating on
January 31, 2003, and automatically renewed for additional one (1) year periods thereafter, unless either party gives the other written notice of termination not less than sixty (60) days prior to the end of the initial Term or any renewal Term.

         3.   Position, Duties and Representations.
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              3.01  Service with the Company. The Executive shall serve as Vice
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President of Operations and COO of the Company. The Executive agrees to perform such executive employment duties for the Company consistent with such position specified above, and as the Chairman of the Board or the President shall assign to him from time to time consistent with his position with the Company.

              3.02  Scope of Services. The Executive agrees to serve the Company
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faithfully and to the best of his ability and to devote his full business time, attention and efforts necessary to advance the business and affairs of the Company during the Term of this Agreement. If requested, the Executive shall serve as a director of the Company and as Officer and/or Director of any subsidiary of the Company, without any additional compensation hereunder.


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              3.03  Representations. The Executive hereby represents to the
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Company that upon the commencement of the employment under the Letter Agreement, the Executive was not bound by the terms of any non-competition, confidentiality or similar agreement or understanding (written or oral) which would have prevented or restricted the Executive's employment with the Company. The Executive further represents that he does not possess confidential information arising out of his prior employments which would be utilized in connection with his employment by the Company.

         4.   Compensation.
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              4.01  Annual Salary. The Executive shall receive an annual base
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salary ("Base Salary") of one hundred fifty thousand dollars ($150,000) per year, payable in accordance with the Company's normal payroll practices. In addition, on an annual basis the Board of Directors or a compensation committee thereof (the "Compensation Committee") shall review the Executive's compensation with a view toward increasing the Base Salary, based upon the Executive's performance during the preceding year or pursuant to guidelines established by the Compensation Committee.

              4.02  Bonus. (a) In further consideration of the Executive's
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agreement to perform services hereunder, the Executive shall be entitled to an incentive bonus equal to nine thousand dollars ($9,000) per milestone (the "Milestone") upon fulfillment of each of the three performance Milestones described below. The Executive shall receive the incentive bonus within thirty
(30) days of the Company's good-faith determination that the subject Milestone has been achieved. The Milestones and the dates for performance are:

        (i) Commercialization of the 0.3ml ampule line high capacity molds by May 31, 2001.

        (ii) Develop production for the .5ml system, rendering it marketable by August 30, 2001.

        (iii) Development of technical staff. Development of procedures and methodology to insure proper selection/monitoring of all outside vendors, thus insuring adherence to all FDA and the Company's quality requirements/initiatives by July 31, 2001.

                    (b) The Board of Directors or the Compensation Committee may, in their sole discretion, award additional bonuses to the Executive.

              4.03  Stock Options. In consideration of the Executive entering
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into this Agreement, the Company is granting to the Executive stock options (the
"Options") for the purchase of seventy-five thousand (75,000) shares of the Company's Common Stock, $.10 par value (the "Common Stock"), exercisable for a period of five years at a purchase price of $3.50 per share, vesting on February 6, 2001, and upon the other terms and conditions set forth in the Company's
Stock Option Plan, a copy of which is attached hereto as Exhibit A. The stock options granted herein are in addition to the stock options for twenty-five thousand (25,000) shares granted to the Executive under the December Offer Letter.


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              4.04  Expenses. In accordance with the Company's policies
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established from time to time, the Company shall pay or reimburse the Executive for all reasonable and necessary out-of-pocket expenses incurred by him in the performance of his duties under this Agreement, subject to the presentment of appropriate vouchers and receipts.

              4.05  Participation in Benefit Plans. The Executive shall also be
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entitled, to the extent that his position, title, tenure, salary, age, health and other qualifications make him eligible, to participate in all employee benefit plans or programs (including, but not limited to, medical/dental insurance, disability, stock option, retirement and pension plans and vacation time, sick leave and holidays) of the Company currently in existence on the date hereof or as may hereafter be instituted from time to time. The Executive's participation in any such plan or program shall be subject to the provisions, rules and regulations applicable thereto.

              4.06  Insurance. The Executive acknowledges and agrees that the
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Company may obtain a life insurance policy on the life of the Executive with the
Company named as the beneficiary. The Executive shall cooperate fully with the Company's efforts to obtain such insurance policy, including making himself available for physical examinations.

         5.   Non-Disclosure of Confidential Information; Non-Solicitation.
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              5.01  Confidentiality.  Except as may be in furtherance of the
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Executive's performance of his functions as a senior executive officer of the
Company, the Executive shall not, throughout the Term of this Agreement and thereafter, disclose to any third party or use or authorize any third party to use, any information relating to the business, business plans, trade secrets or other interests of the Company (including customers and clients of the Company) which is confidential and valuable to the Company or any of its subsidiaries or any third party (including customers and clients of the Company) and which is not known to the public (the "Confidential Information"). The Confidential Information is and will remain the sole and exclusive property of the Company, and during the Term of this Agreement, the Confidential Information, when entrusted to the Executive's custody, shall be deemed to remain at all times in the Company's sole possession and control. Notwithstanding the foregoing, the Executive may, after prior written notice to the Company (to the extent such notice is possible under the circumstances) disclose such Confidential Information pursuant to subpoena or other legal process, and promptly thereafter shall advise the Company in writing as to the Confidential Information which was disclosed and the circumstances of such disclosure. For purposes of this Section 5, the term "Company" shall be the Company and also all subsidiaries the Company may have from time to time during the Term of this Agreement.

              5.02  Non-Solicitation. The Executive recognizes that the
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services to be performed by him for the Company are special and unique. The
Executive further recognizes that the nature of the Company's business is such that the Executive will have full knowledge of the Company's business plans and practices. The parties therefore confirm that, in order to protect the Company's goodwill, and in consideration of the Company entering into this Agreement providing for a fixed term of employment of the Executive, it is necessary that the Executive agree, and the Executive hereby does agree that he will not, directly or indirectly, either as principal, agent, independent contractor, officer, director, employee, member, manager, partner, advisor, stockholder or


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in any other individual or representative capacity, either for his own benefit or for the benefit of any other person or entity, (i) hire, attempt to hire, contact or solicit with respect to hiring, any employee or consultant of the Company to leave the employment or retention of the Company or (ii) solicit, divert or take away any suppliers, customers or clients of the Company from continuing their relationship with the Company. This Section 5.02 shall not be applicable if the Executive terminates this Agreement pursuant to Section 6.01 hereof or if the Company terminates this Agreement other than pursuant to
Section 6.02 hereof.

              5.03  Remedies. The Executive agrees that any breach or
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threatened breach by him of any provision of this Section 5 shall entitle the
Company, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin such breach or threatened breach. The parties understand and intend that each restriction agreed to by the Executive herein above shall be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any restriction, will not affect the enforceability of the remaining restrictions and that one or more or all of such restrictions may be enforced in whole or in part as the circumstances warrant. No waiver of any breach of the restrictions contained in this Section 5 shall be deemed a waiver of any future breach.

              6. Termination.
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              6.01  By the Executive for Cause. The Executive may terminate this
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Agreement for "cause" at any time. For purposes of this Section 6.01, the term
"cause" shall be the failure of the Company to perform in a material respect any of its material obligations under this Agreement without proper justification after written notice thereof from the Executive and, if curable, the opportunity to cure, within thirty (30) days after the receipt of written notice thereof to the Company.

              6.02  By the  Company for Cause. The Company may terminate this
                    -------------------------
Agreement for "cause" at any time. For purposes of this Section 6.02, the term "cause" shall be limited to (i) conviction of a felony or equivalent crime under the laws of the United States or any state, (ii) conviction of a felony or equivalent crime under the laws of any other country or political subdivision thereof involving moral turpitude, (iii) action involving gross negligence having a material adverse effect on the Company, including willfully aiding the competition, (iv) willful misrepresentation at any time during the Term hereof by the Executive to the Board of Directors of the Company of any material information, (v) the Executive's failure or refusal to perform specific directives of the Company's Board of Directors, Chairman of the Board or President which directives are consistent with the scope and nature of the Executive's duties and responsibilities, and which are not remedied by the Executive within thirty (30) days after the receipt of written notice thereof, or (vi) the breach by the Executive of any of his material obligations under this Agreement without proper justification, which breach is not cured within ten (10) days after receipt of written notice thereof.

              6.03  Termination Benefit.  (a) Upon termination of the
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Executive's employment (i) by the Company other than for "cause" pursuant to
Section 6.02 hereof, (ii) by the Executive's death, (iii) upon the disability of the Executive or (iv) by the Executive, pursuant to Section 6.01 hereof, the Executive (or his estate or representative) shall receive (A) a severance


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payment equal to the greater of (i) the amount of the then current annual Base
Salary or (ii) the continuation of the Base Salary for the balance of the current Term, (B) other than in connection with termination upon the death of the Executive, the continuation of his health benefits for a period of one (1) year from the date of such termination, at the Company's expense, subject to discontinuance of health benefits upon the Executive becoming covered by a comparable plan offered by a subsequent employer, and (C) all outstanding unvested stock options granted to the Executive by the Company for the purchase of shares of its Common Stock shall automatically vest and become exercisable, subject to their respective terms.

                    (b) Upon termination of the Executive's employment by the Company pursuant to Section 6.02 hereof, the Executive shall receive any accrued Base Salary through the termination date, less any amounts by reason of claims the Company may have against the Executive.

              6.04  Change in Control of the Company.  (a) If, at anytime during
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the Term hereof, a change in control of the Company (as defined in Subsection
(b) below) occurs, then within sixty (60) days after receipt of written notice of such change in control of the Company, the Executive may, by written notice to the Company (or its successor), terminate this Agreement. In the event of said termination, and in lieu of any amounts pursuant to Section 6.03 hereof,
(i) the Executive shall receive a lump sum payment equal to two (2) times his then current Base Salary, payable within thirty (30) days after termination of this Agreement, (ii) the Company (or its successor) shall maintain, at its expense, the health plan coverage of the Executive for a period of twelve (12) months after such termination, subject to termination of such health plan benefits upon the Executive becoming covered by a comparable plan offered by a subsequent employer and also subject to any changes in such plan as applicable to other executive officers and (iii) all outstanding unvested stock options granted to the Executive under a plan of the Company for the purchase of shares of its Common Stock shall automatically vest and become exercisable subject to their respective terms.

                    (b) "Change of control of the Company" shall be deemed to have occurred if (i) any "person" or "group" (as "person" and "group" are defined in Sections 13(d) and 14(d) of Securities Exchange Act of 1934 (the "Exchange Act"), other than (A) the Executive or a person controlled by him, (B) a trustee or other fiduciary holding securities under an employee benefit plan of the Company, (C) a person or group by reason of a transaction with the Company approved by the Company Board of Directors as constituted in accordance with clause (ii) below, or (D) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions, is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Exchange
Act), directly or indirectly, of securities of the Company representing 15% or more of the combined voting power of the Company's then outstanding securities; or (ii) individuals who on the commencement date of this Agreement constitute members of the Board of Directors, or successors chosen by such individuals, shall cease for any reason to constitute a majority of the whole Board of Directors.

         7.   Notices. All notices, requests, demands or other communications
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hereunder shall be deemed to have been given if delivered in writing personally or by registered mail or recognized overnight courier to each party at the address set forth below, or at such other address as each party may designate in writing to the other:


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              If to the Company:

              Equidyne Corporation
              11770 Bernardo Plaza Court
              Suite 351
              San Diego, CA  92128
              Attn:  J. Randall Nelson, President

              If to Executive:

              Coburn Pharr
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              8.    Entire Agreement. This Agreement contains the entire
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understanding of the parties with respect to the subject matter hereof, supersedes any prior agreement (oral or written) between the parties, including the December Offer Letter. No change, termination or attempted waiver of any of the provisions hereof shall be binding unless in writing and signed by the party against whom the same is sought to be enforced.

              9.    Successors and Assigns; Binding Effect. This Agreement will
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be binding upon and inure to the benefit of the Company and its successors and assigns, and the Executive, and his heirs and administrators. The Company may assign this Agreement to any corporation which is in a consolidated group with the Company, provided that the Company shall remain liable hereunder.

              10.   Waiver and Severability. The waiver by either party of a
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breach of any terms or conditions of this Agreement shall not operate or be construed as a waiver of any subsequent breach by such party. In the event that any one or more of the provisions of this Agreement shall be declared to be illegal or unenforceable under any law, rule or regulation of any government having jurisdiction over the parties hereto, such illegality or unenforceability shall not affect the validity and enforceability of the other provisions of this Agreement.

              11.   Heading; Interpretations.  The headings and captions used in
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this Agreement are for convenience only and shall not be construed in interpreting this Agreement.

              12.   Governing  Law.  All matters  concerning  the  validity  and
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interpretation of and performance under this Agreement shall be governed by the laws of the State of California without regard to the conflicts of law principles thereof.


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              IN WITNESS WHEREOF, the parties hereto have executed this
Agreement as of the date first above written.

                                         EQUIDYNE CORPORATION



                                       By:
                                          --------------------------------------
                                               J. Randall Nelson, Chairman


                                          --------------------------------------
                                               Coburn Pharr


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